Exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor TechnoQuant Growth Fund, Fidelity Advisor Value Strategies Fund (formerly Fidelity Advisor Strategic Opportunities Fund), Fidelity Advisor Mid Cap Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Growth Opportunities Fund, and Fidelity Advisor Growth & Income Fund of our reports dated January 13, 1999, and Fidelity Advisor Equity Income (formerly Fidelity Advisor Series III) of our report dated January 12, 1999, and Fidelity Advisor Balanced Fund (formerly Fidelity Advisor Series II) of our report dated January 4, 1999 on the financial statements and financial highlights included in the November 30, 1998 Annual Reports to Shareholders of the aforementioned funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2000